Exhibit 99(d)2

                      U.S. TIMBERLANDS HOLDINGS GROUP, LLC
                      U.S. TIMBERLANDS ACQUISITION CO., LLC
                         625 MADISON AVENUE, SUITE 10-B
                            NEW YORK, NEW YORK 10022

                                               January 6, 2003

U.S. Timberlands Company, L.P.
625 Madison Avenue, Suite 10-B
New York, New York 10022

Gentlemen:

      Reference is hereby made to that certain Agreement and Plan of Merger, dated as of October 16, 2002 (the "Merger Agreement"), by and among U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company ("Holdings"), U.S. Timberlands Acquisition Co., a Delaware limited liability company (the "Buyer"), and U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Company"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      In connection with its review of the Schedule TO filed by Holdings and the Buyer with respect to the Offer, the Securities and Exchange Commission has requested that Holdings and the Buyer limit their ability to enforce certain aspects of the condition set forth in Section 4(b) of the Conditions of the Offer to Purchase attached as Appendix I to the Merger Agreement (the "Outstanding Litigation Condition"). Accordingly, Holdings and the Buyer hereby agree that the provisions of the Merger Agreement shall be enforceable against Holdings and the Buyer as if the Outstanding Litigation Condition read, in its entirety, as follows:

            "(b) there shall be any outstanding litigation with any third party relating to the Offer, the Merger, this Agreement or the transactions contemplated hereby which has not been finally dismissed or settled to the satisfaction of Holdings and the Buyer in their reasonable discretion, and which is reasonably likely to have a Material Adverse Effect or a material adverse impact on the ability of Holdings and Buyer to consummate the Offer or the Merger;"


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      Except as specifically set forth herein, all terms and conditions of the
Merger Agreement shall remain in full force and effect.

                                    Very truly yours,

                                    U.S. TIMBERLANDS HOLDINGS GROUP, LLC

                                    By: /s/ John M. Rudey
                                        --------------------------------
                                    Name:  John M. Rudey
                                    Title: Chief Executive Officer and President

                                    U.S. TIMBERLANDS ACQUISITION CO., LLC

                                    By:  /s/ John M. Rudey
                                        --------------------------------
                                    Name:  John M. Rudey
                                    Title: Chief Executive Officer and President